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                                                                      Exhibit 16


                    [LETTERHEAD OF PRICE WATERHOUSE]



June 17, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

                    Corning Consumer Products Company
                    ---------------------------------

We have read the Change in Accountants section of Corning Consumer Products Company's Registration Statement on Form S-4 filed on June 17, 1998 and are in agreement with the statements contained therein.


Yours very truly,

/s/ Price Waterhouse LLP